Exhibit 1.1

JEFFERIES GROUP LLC.

(a Delaware limited liability company)

JEFFERIES GROUP CAPITAL FINANCE INC.

(a Delaware corporation)

GLOBAL MEDIUM TERM NOTES, SERIES A

DISTRIBUTION AGREEMENT

Dated: [●], 2016

JEFFERIES GROUP LLC

(a Delaware limited liability company)

JEFFERIES GROUP CAPITAL FINANCE INC.

(a Delaware corporation)

GLOBAL MEDIUM TERM NOTES

DISTRIBUTION AGREEMENT

[●], 2016

JEFFERIES LLC

As Representative

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Jefferies Group LLC, a Delaware limited liability company (the “Company”), and Jefferies Group Capital Finance Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Co-Issuer” and together with the Company, the “Issuers”) propose to issue and sell from time to time their Global Medium Term Notes, Series A (the “Notes”). For purposes of this Distribution Agreement (the “Agreement”) between the Issuers and Jefferies LLC, the term “Agent” shall mean Jefferies LLC and any additional parties that the Issuers, in their sole discretion, may appoint from time to time to act as Agent hereunder as set forth on Schedule A hereto or in any Pricing Supplement (as defined below). Unless otherwise set forth in any Terms Agreement (as defined herein) relating to the sale of Notes, Jefferies LLC shall act as representative (the “Representative”) of the Agents. The Notes may be issued as senior indebtedness (the “Senior Notes”) or subordinated indebtedness (the “Subordinated Notes”) of the Issuers, and as used herein the term “Notes” includes the Senior Notes and the Subordinated Notes. The Senior Notes will be issued pursuant to the provisions of a senior indenture dated as of [●], 2016 (as may be supplemented or amended from time to time, the “Senior Debt Indenture”), among the Issuers and The Bank of New York Mellon, as trustee (the “Trustee”). The Subordinated Notes will be issued pursuant to the provisions of a subordinated indenture, dated as of [●], 2016 (as may be supplemented or amended from time to time, the “Subordinated Debt Indenture”), among the Issuers and the Trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.” The term “Indenture,” as used herein, includes the Officers’ Certificate (as defined in the Indenture) establishing the form and terms of the Notes pursuant to Section 3.01 of the Indenture.

Subject to the terms and conditions contained in this Agreement, the Issuers hereby (1) appoint you as agent of the Issuers for the purpose of soliciting offers to purchase Notes, and you hereby agree to use your reasonable best efforts to solicit offers to purchase the Notes upon terms acceptable to the Issuers at such times and in such amounts as the Issuers shall from time to time specify and in accordance with the terms hereof and (2) agree that whenever the Issuers determine to sell Notes pursuant to this Agreement directly to the Agent as principal for resale to others, such Notes shall be sold pursuant to a Terms Agreement relating to such sale among the Issuers and the Agent and any other agents or dealers (the “Selected Dealers”). The Issuers reserve their right to enter into agreements substantially identical hereto with other agents and to offer and sell the Notes directly on their own behalf.

The Issuers have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-[●]), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement, as amended, covers the registration of the Notes under the 1933 Act. Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The prospectus included in the Original Registration Statement, in the form it has most recently been filed with the Commission, is herein called the “Base Prospectus.” The Issuers have prepared, or will promptly prepare for filing with, or transmission for filing to, the Commission, pursuant to Rule 424 of the 1933 Act Regulations, a prospectus supplement to the Base Prospectus (the “Prospectus Supplement”). The Prospectus Supplement, together with the Base Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as from time to time amended or supplemented, and including any pricing supplement that sets forth the final terms of a particular issue of Notes, substantially in the form of Schedule E attached hereto or such other form as may be agreed upon by the Issuers and the Representative (a “Pricing Supplement”), is herein called the “Prospectus.” “General Disclosure Package” shall mean the Statutory Prospectus (as defined below), together with any Issuer General Use Free Writing Prospectus(es) (as defined below) with respect to a particular offering of Notes. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or the General Disclosure Package shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, prior to the date hereof; and all references in this Agreement to amendments or supplements to the Registration Statement, Base Prospectus, Prospectus Supplement or Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, Base Prospectus, Prospectus Supplement or Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Issuers. The Issuers jointly and severally represent and warrant to the Agent as of the date hereof, as of the time of each acceptance (the “Time of Acceptance”) by the Issuers of an offer for the purchase of the Notes (including any purchase by the Agent as principal, pursuant to a Terms Agreement (as defined herein) or otherwise), as of each Settlement Date (as defined herein), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement or furnished solely for the purpose of disclosure under Item 2.02, and/or Item 7.01, thereof and/or exhibits furnished pursuant to Item 9.01 thereof) (each of the times referenced above being referred to herein as a “Representation Date”) as follows:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Issuers or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Notes, since their registration on the Registration Statement, have been and remain eligible for registration by the Issuers on a Rule 405 “automatic shelf registration statement”. The Issuers have not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Issuers or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes and at the date hereof, neither of the Issuers was, and each is not, an “ineligible issuer,” as defined in Rule 405.

(ii) Registration Statement, Prospectus and Disclosure at Time of Acceptance. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on [●], 2016. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuers, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement has been complied with.

Neither the Issuers, nor any person acting on the Issuers’ behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations), has made any offer that is a written communication relating to the Notes prior to the filing of the Original Registration Statement.

At the respective times the Original Registration Statement and each amendment thereto became effective and as of each Representation Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Issuers make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of any Agent specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and as of each Representation Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each of the Base Prospectus and the Prospectus Supplement complied when so filed in all material respects with the 1933 Act Regulations and each such Base Prospectus or Prospectus Supplement, as the case may be, that is delivered to the Agent for use in connection with any offering of Notes was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Time of Acceptance with respect to any offering of Notes, neither (x) the General Disclosure Package, nor (y) any individual Issuer Limited Use Free Writing Prospectus respecting such offering of Notes, when considered together with the General Disclosure Package, shall include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Issuers, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuers’ records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the Base Prospectus and the Prospectus Supplement relating to the Notes, including any document incorporated by reference therein, together with any preliminary Pricing Supplement or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes to which it relates or until any earlier date that the issuer notified or notifies the Agent as described in Section 3(g), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Issuers by any Agent expressly for use therein.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole, and (C) except as in the ordinary course of business consistent with past practices, there has been no dividend or distribution of any kind declared paid or made by the Company on any class of its capital stock.

(v) Good Standing of the Issuers and the Subsidiaries. The Company and Jefferies LLC, a Delaware limited liability company (the “Subsidiary”) are validly existing in good standing under the laws of the jurisdiction in which they are formed with full power and authority to own or lease, as the case may be, and to operate their properties and conduct their business as described in the Prospectus, and the Company and Jefferies LLC are in good standing and duly qualified to do business under the laws of each jurisdiction that requires such qualification of the Company or the Subsidiary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. The Co-Issuer has been duly incorporated and is validly existing in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is in good standing and duly qualified to do business as a foreign corporation under the laws of each jurisdiction that requires such qualification of the Co-Issuer, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(vi) Capital Stock of the Subsidiaries. All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus (or as represented by minority interests as disclosed in the financial statements incorporated by reference therein), all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (other than, in the case of certain non-U.S. subsidiaries, director qualifying shares which individually and in the aggregate represent an immaterial ownership interest in such subsidiaries). The Subsidiary is the only subsidiary that is a Significant Subsidiary (as such term is defined by Rule 405) of the Company.

(vii) Capitalization. The Company’s authorized equity capitalization is as set forth in the Prospectus and the Notes conform in all material respects to the description thereof contained or incorporated by reference in the Prospectus; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue (other than equity compensation grants and awards under the Company’s plans in the ordinary course consistent with past practice), or rights to convert any obligations into or exchange any Notes for, shares of capital stock of or ownership interests in the Company are outstanding.

(viii) (A) Accuracy of Exhibits. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in (I) the Prospectus under the headings “Certain ERISA Considerations”, “Description of Notes” and “Description of Securities We May Offer - Debt Securities” and (II) the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2015 under the headings “Part I - Item 1. Business - Regulation” and “Part I - Item 3. - Legal Proceedings”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

         (B) The statements set forth in the Prospectus under the heading “Material United States Federal Income Tax Considerations,” insofar as such statements purport to describe certain federal tax laws of the United States, are accurate and complete in all material respects.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Issuers and constitutes a valid and binding obligation of the Issuers.

(x) Investment Company Act. Each of the Issuers is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xi) Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the 1933 Act and the 1939 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Agent in the manner contemplated herein and in the Prospectus.

(xii) Absence of Conflicts. Neither the issue and sale of the Notes nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers or any of their subsidiaries pursuant to, (i) the organizational documents of the Issuers or any of their subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuers or any of their subsidiaries are a party or bound or to which their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuers or any of their subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuers or any of their subsidiaries or any of their properties, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (xii) (if any), have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof).

(xiii) Absence of Registration Rights. No holders of securities of the Issuers have rights to the registration of such securities under the Registration Statement.

(xiv) Financial Statements. The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus, the Registration Statement and the General Disclosure Package present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(xv) Absence of Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers or any of their subsidiaries or their property is pending or, to the best knowledge of the Issuers, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof).

(xvi) Possession of Properties. Each of the Issuers and each of their subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(xvii) Absence of Defaults. Neither Issuer nor any subsidiary thereof is in violation or default of (i) any provision of its organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuers or such subsidiary or any of its properties, as applicable, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (xvii) (if any), have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof).

(xviii) Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who has audited the financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements or incorporated by reference in the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the applicable published rules and regulations of the Public Company Accounting Oversight Board.

(xix) Tax Laws. The Issuers have filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof) and has paid all taxes shown by such returns to be payable and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof).

(xx) Absence of Labor Dispute. No labor problem or dispute with the employees of the Issuers or any of their subsidiaries exists or is threatened or imminent, and the Issuers are not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof).

(xxi) Insurance. The Issuers and each of their subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Issuers or any of their subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Issuers and their subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Issuers or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for claims that in the aggregate are not significant in amount; neither the Issuers nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Issuers nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof).

(xxii) Dividends. No subsidiary of the Company or the Co-Issuer is currently prohibited, directly or indirectly, from paying any dividends to the Company or Co-Issuer, as the case may be, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company or Co-Issuer any loans or advances to such subsidiary from the Company or Co-Issuer or from transferring any of such subsidiary’s property or assets to the Company or Co-Issuer or any other subsidiary of the Company or Co-Issuer, except as described in or contemplated by the Prospectus.

(xxiii) Possession of Licenses and Permits. The Issuers and their subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary and material to the conduct of their respective businesses, and neither the Issuers nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof).

(xxiv) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxv) Absence of Manipulation. The Issuers have not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(xxvi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvii) Environmental Laws. The Issuers and their subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto filed after the date hereof). Except as set forth in the Prospectus, neither the Issuers nor any of their subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(xxviii) ERISA. Each of the Issuers and their subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Issuers and their subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Issuers and their subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(xxix) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Issuers are not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes.

(xxx) Redemption. The Issuers have determined that there is no more than a remote likelihood that they will exercise their right to redeem the Notes in circumstances where the amount that the Issuers would have to pay in redemption is based on the sum of the present values of the remaining scheduled payments of interest and principal on the Notes. The Issuers make this representation only in connection with the discussion in the Prospectus under the heading “Material United States Federal Income Tax Considerations”.

(xxxi) Foreign Corrupt Practices Act. Neither the Issuers nor any of their subsidiaries nor, to the knowledge of the Issuers, any director, officer, agent, employee or affiliate of the Issuers or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by either Issuer or any subsidiary of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Issuers and their subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed reasonably to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxxii) Money Laundering Laws. The operations of the Issuers and their subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuers, threatened.

(xxxiii) OFAC. Neither the Issuers nor any of their subsidiaries nor, to the knowledge of the Issuers, any director, officer, agent, employee or affiliate of the Issuers or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Issuers will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary or other person or entity, for the purpose of financing the activities of any subsidiary subject to, or any other person known to the Issuers to be currently subject to, any U.S. sanctions administered by OFAC.

(xxxiv) Description of Indentures. The Indentures conform in all material respects to the descriptions thereof contained in the Prospectus.

(xxxv) Due Authorization of the Indentures and the Notes. The Indentures have been duly authorized, executed and delivered by the Issuers, have been duly qualified under the 1939 Act, and constitute legal, valid and binding instruments enforceable against the Issuers in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered pursuant to this Agreement, will constitute legal, valid and binding obligations enforceable against the Issuers in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(b) Officer’s Certificates. Any certificate signed by any officer of either Issuer or any of its subsidiaries delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by such Issuer to each Agent as to the matters covered thereby.

SECTION 2. Solicitation of Offers to Purchase; Administrative Procedures.

(a) The Agent agrees to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein, in the applicable General Disclosure Package and in the Prospectus and upon the terms communicated to the Agent from time to time by the Issuers. For the purpose of such solicitation, the Agent will use the Prospectus as then amended or supplemented (together with any preliminary Pricing Supplement for a series of Notes, if applicable) which has been most recently distributed to the Agent by the Issuers, and the Agent will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. The Issuers reserve the right, in their sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. The Issuers shall timely deliver notice to the Agent of their decision to suspend solicitations. Upon receipt of instructions (which may be given orally) from the Issuers, the Agent will suspend promptly solicitation of offers to purchase until such time as the Issuers have advised the Agent that such solicitation may be resumed.

Unless otherwise instructed by the Issuers, the Agent is authorized to solicit offers to purchase the Notes only in denominations of $1,000 or more (in multiples of $1,000). The Agent is not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Issuers. Unless otherwise instructed by the Issuers, the Agent shall communicate to the Issuers, orally or in writing, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by the Agent. The Issuers shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Issuers agree to pay the Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a commission in an amount to be agreed among the Issuers and the Agent at the time of the sale of Notes. In the absence of such an agreement, such commission will be an amount equal to the percentages of the initial offering price of each Note actually sold as set forth in Schedule B hereto (the “Concession”); provided, however, that the Issuers and the Agent also may agree to a Concession greater than or less than the percentages set forth on Schedule B hereto. The actual aggregate Concession with respect to each series of Notes will be set forth in the related Pricing Supplement. The Agent and any other Agents or Selected Dealers will share the above-mentioned Concession in such proportions as they may agree.

Unless otherwise authorized by the Issuers, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any, with the exception of Notes that bear a zero interest rate and are issued at a substantial discount from the principal amount payable at the Maturity Date (a “Zero-Coupon Note”). Such Zero-Coupon Notes shall be sold to the public at a purchase price no greater than an amount, expressed as a percentage of the principal face amount of such Notes, equal to the net proceeds to the Issuers on the sale of such Notes, plus the Concession, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement.

Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Schedule C (the “Procedures”), as amended from time to time. Unless otherwise provided in a Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. The Agent and the Issuers each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Issuers and the Representative.

(b) Terms Agreement. Each sale of Notes directly to the Agent as principal for resale to others shall be made in accordance with the terms of this Agreement, the Procedures and a separate agreement substantially in the form attached as Exhibit C or such other form as may be agreed upon by the Issuers and the Representative (a “Terms Agreement”) to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, the Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Agent. The offering of Notes by the Issuers hereunder and the Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Issuers herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Agent, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Issuers, the initial public offering price at which the Notes are proposed to be reoffered, and the date and place of delivery of and payment for such Notes (the “Settlement Date”), whether the Notes provide for a Survivor’s Option, whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Issuers, the Agent is not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the Concession paid to you. Terms Agreements may take the form of an exchange of any standard form of written telecommunication between the Agent and the Issuers.

(c) Delivery of Documents. The documents required to be delivered by Section 5 of this Agreement as a condition precedent to the Agent’s obligation to begin soliciting offers to purchase the Notes as agent of the Issuers shall be delivered at the office of Covington & Burling LLP on the date hereof, or at such other time and/or place as the Agent and Issuers may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agent begins soliciting offers to purchase the Notes and (ii) the first date on which the Issuers accept any offer by the Agent to purchase Notes as principal. The date of delivery of such documents is referred to herein as the “Commencement Date.”

SECTION 3. Covenants of the Issuers. The Issuers covenant with the Agent as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Issuers will notify the Agent immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Issuers become the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes. The Issuers will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Issuers shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments and Exchange Act Documents. The Issuers will give the Agent notice of their intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Notes or any amendment, supplement or revision to either the Base Prospectus, the Prospectus Supplement or to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates or maturity dates of Notes or similar changes or an amendment or supplement effected by the filing of a document with the Commission pursuant to the 1934 Act), and the Issuers will furnish the Agent with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Representative shall object.

(c) Delivery of Registration Statements. The Issuers have furnished or will deliver to the Representative and counsel for the Representative, without charge, signed or photocopies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits). The copies of the Original Registration Statement and each amendment thereto furnished to the Representative will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Issuers will deliver to the Agent, without charge, as many copies of the Base Prospectus, the Prospectus Supplement and any Pricing Supplement as the Agent reasonably requested, and the Issuers hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Issuers will furnish to the Agent, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of 1934 Act Documents. Upon request, the Company will furnish to the Agent a paper copy of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company with the Commission pursuant to the Exchange Act as soon as practicable after the filing thereof, if such documents are not then publicly available on a website or other electronic system maintained by the Commission.

(f) Preparation of Pricing Supplements. The Issuers will prepare, with respect to any Notes to be sold through or to the Agent pursuant to this Agreement (and any applicable Terms Agreement), a Pricing Supplement with respect to such Notes substantially in one of the forms attached as Exhibit E or in such other form previously agreed upon by the Representative and the Issuers and will file such Pricing Supplement with the Commission pursuant to Rule 424(b) under the 1933 Act (i) if applicable, in preliminary form on the date on which the proposed pricing information for any Notes is first used and (ii) in final form not later than the close of business on the second business day following the date the applicable Notes are sold. If the Agent has advised the Issuers that it is relying, in connection with any offering of Notes, upon the exemption from Section 5(b) of the 1933 Act set forth in Rule 172 under the 1933 Act, and the Issuers are unable to file the applicable Pricing Supplement within the time period specified in the previous sentence, the Issuers shall file such Pricing Supplement as soon as practicable thereafter, as contemplated by Rule 172(c)(3) under the 1933 Act.

(g) Continued Compliance with Securities Laws. The Issuers will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Representative or for the Issuers, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, (i) immediate notice shall be given, and confirmed in writing, to the Agent to cease the solicitation of offers to purchase the Notes and sales and (ii) the Issuers will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Issuers will use their best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Notes) and the Issuers will furnish to the Agent such number of copies of such amendment, supplement or new registration statement as the Agent may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Notes) or the Statutory Prospectus or the Preliminary Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Issuers will promptly notify the Agent and will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h) Blue Sky Qualifications. The Issuers will use their best efforts, in cooperation with the Agent, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Agent may designate and to maintain such qualifications in effect for a period of not less than one year from date hereof; provided, however, that neither Issuer shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in Notes in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Issuers will also supply the Agent with such information as is necessary for the determination of the legality of the Notes for investment under the laws of such jurisdictions as the Agent may request.

(i) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agent the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(j) Use of Proceeds. The Issuers will use the net proceeds received by them from the sale of the Notes in the manner specified in the Prospectus under “Use of Proceeds.”

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Suspension of Certain Obligations. The Issuers shall not be required to comply with the provisions of subsections (g), (i), (o), (p) or (q) of this Section during any period from the time (i) the Agent has suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Issuers and (ii) the Agent shall not then hold any Notes as principal, until the time the Issuers shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Agent to purchase Notes as principal.

(m) Issuer Free Writing Prospectuses. The Issuers represent and agree that, unless they obtain the prior consent of the Representative, and each Agent represents and agrees that, unless it obtains the prior consent of the Issuers, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Issuers and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuers represent that they have treated or agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(n) Reaffirmation of Representations and Warranties. Each acceptance by the Issuers of an offer for the purchase of Notes, and each delivery of Notes to the Agent pursuant to a sale of Notes to the Agent, shall be deemed to be an affirmation that the representations and warranties of the Issuers in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Agent of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the applicable General Disclosure Package and the Prospectus, each as amended and supplemented to each such time and to the applicable General Disclosure Package at the applicable Time of Acceptance relating thereto in respect of such Notes).

(o) Subsequent Delivery of Certificates. Except as otherwise provided in Section 3(l) hereof, each time:

(i) the Issuers accept a Terms Agreement requiring such updating provisions, or as otherwise may be requested by the Representative;

(ii) the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that is incorporated by reference into the Prospectus; or

(iii) if required by the Representative after the Registration Statement, any General Disclosure Package or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes), the Issuers shall furnish or cause to be furnished forthwith to the Agent a certificate of the Issuers, signed by duly authorized officers of the Issuers dated the date specified in the applicable Terms Agreement, or the date requested by the Representative, or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Representative to the effect that the statements contained in the certificate referred to in Section 5(e) hereof which was last furnished to the Agent are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to, as applicable, the Registration Statement, the applicable General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(e), modified as necessary to relate to the Registration Statement, the applicable General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(p) Subsequent Delivery of Legal Opinions. Except as otherwise provided in Section 3(l) hereof, each time:

(i) the Issuers accept a Terms Agreement requiring such updating provisions, or as otherwise may be requested by the Representative;

(ii) the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that is incorporated by reference into the Prospectus; or

(iii) if required by the Representative after the Registration Statement, any General Disclosure Package or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of the Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes), the Issuers shall furnish or cause to be furnished forthwith to the Agent and counsel to the Representative the written opinions of Morgan, Lewis & Bockius LLP, counsel to the Issuers, dated the date specified in the applicable Terms Agreement, or the date requested by the Representative, or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Representative, of the same tenor as the opinion referred to in Section 5(c) hereof, but modified, as necessary, to relate to, as applicable, the Registration Statement, the applicable General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Agent shall furnish the Agent with a letter substantially to the effect that the Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the applicable General Disclosure Package (including, if applicable, any Permitted Free Writing Prospectuses) and the Prospectus as amended and supplemented).

(q) Subsequent Delivery of Comfort Letters. Except as otherwise provided in Section 3(l) hereof, each time:

(i) the Issuers accept a Terms Agreement requiring such updating provisions, or as otherwise may be requested by the Representative;

(ii) the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that is incorporated by reference into the Prospectus; or

(iii) if required by the Representative after the Registration Statement or the Prospectus has been amended or supplemented to include additional financial information required to be set forth or incorporated by reference into the Prospectus under the terms of Item 11 of Form S-3 under the 1933 Act, the Company shall cause PricewaterhouseCoopers LLP forthwith to furnish the Agent a letter (which may refer to letters previously delivered to the Agent), dated the date specified in the applicable Terms Agreement, or the date requested by the Representative, or dated the date of effectiveness of such amendment, supplement or document filed with the Commission, as the case may be, in form satisfactory to the Representative. If any other information included therein is of an accounting, financial or statistical nature, the Representative may request procedures be performed with respect to such other information. If PricewaterhouseCoopers LLP is willing to perform and report on the requested procedures, such letter should cover such other information. Any letter required to be provided by PricewaterhouseCoopers LLP hereunder shall be provided as soon as reasonably practicable after the filing of the Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, or within a reasonable time of a request made pursuant to subparagraph (iii) hereof or on the date specified in an applicable Terms Agreement.

SECTION 4. Payment of Expenses;

(a) Expenses. The Issuers will pay the following expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Agent and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Agent of this Agreement, the Indentures and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Agent, (iv) the fees and disbursements of the Issuers’ counsel, accountants and other advisors, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Representative in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Agent of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any cost associated with electronic delivery of any of the foregoing by the Agent to investors, (vii) the preparation, printing and delivery to the Agent of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indentures and the Notes, (x) any fees payable in connection with the rating of the Notes and (xi) the costs and expenses incurred by the Agent in connection with determining their compliance with the rules and regulations of The Financial Industry Regulatory Authority, Inc. (“FINRA”) related to the Agent’s participation in the offering and distribution of the Notes, including any related FINRA filing fees and the legal fees of, and disbursements by, counsel to the Representative.

SECTION 5. Conditions of Agent’s Obligations. The obligations of the Agent hereunder to solicit offers to purchase Notes or to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be subject to the accuracy of the representations and warranties on the part of the Issuers contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the applicable Settlement Date (including the filing of any document incorporated by reference therein), as of the applicable Time of Acceptance (as defined below) and as of the applicable Settlement Date, to the accuracy of the statements of the Issuers’ officers made in any certificates pursuant to the provisions hereof, to the performance by the Issuers of their obligations hereunder and to the following additional conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. For the period from and after the date of this Agreement and on or prior to the applicable Settlement Date:

(i) (i) The Registration Statement will have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Representative;

(ii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements that have not been resolved following good faith discussions between the Issuers and the applicable Agent;

(iii) The Issuers shall have paid the required Commission filing fees relating to the Notes within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Pricing Supplement. Prior to the applicable Settlement Date, (i) the Issuers shall have filed the applicable Pricing Supplement with the Commission in the manner and within the time period required by Rule 424(b) under the 1933 Act and (ii) any other Issuer Free Writing Prospectus (as defined herein) required to be filed by the Issuers with respect to the applicable Notes pursuant to Rule 433(d) under the 1933 Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 or, if applicable, in accordance with Rule 164(b).

(c) Opinion of Counsel for Issuers. On the Commencement Date, or as required by Section 3(p), the Agent shall have received the favorable opinion of Morgan, Lewis & Bockius LLP, counsel for the Issuers, in form and substance satisfactory to counsel for the Representative, together with signed or reproduced copies of such letter for each of the other Agents to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Representative may reasonably request.

(d) Opinion of Counsel for Agent. On the Commencement Date, the Agent shall have received the favorable opinion of Covington & Burling LLP, counsel for the Representative, together with signed or reproduced copies of such letter for each of the other Agents with respect to the matters set forth in clauses (i), (iii), (iv), (vi) and (vii) and the last paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Issuers and their subsidiaries and certificates of public officials.

(e) Officers’ Certificate. On the Commencement Date, or as required by Section 3 (o), the Agent shall have received a certificate of the Chairman of the Executive Committee, Chief Executive Officer or a Vice President of each of the Issuers and of the chief financial or chief accounting officer of each of the Issuers, to the effect that there (i) has not been, since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of such Issuer and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) such Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f) Independent Accountants’ Comfort Letters. On the Commencement Date, or as required by Section 3(q), the Agent shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Agents containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the preliminary prospectus and the Prospectus.

If such letter is delivered to an Agent as a condition to closing in an offering of Notes that such Agent has agreed to purchase as principal, subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the applicable Disclosure Package, there shall not have been (I) any change or decrease specified in such letter or letters or (II) any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, the effect of which, in any case referred to in clause (I) or (II) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of such Notes.

(g) Additional Documents. The Agent shall have received the certificates required by Section 3(o) as of the applicable date with respect to any purchase of Notes by the Agent, counsel for the Representative shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuers in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Representative

If any condition specified in this Section 5 shall not have been fulfilled in all material respects when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement and all obligations of any Agent may be terminated by such Agent by notice to the Issuers at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 3(i) of this Agreement, the indemnity and contribution agreements set forth in Section 6 of this Agreement, the provisions concerning payment of expenses under Section 4 of this Agreement, the provisions concerning the survival of the representations, warranties and agreements set forth in Section 1(b) of this Agreement and the provisions regarding parties set forth under Section 12 of this Agreement shall remain in effect.

The obligations of the Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement, are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes and (ii) there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, each of which conditions shall be met on the date of the Terms Agreement and on the corresponding Settlement Date. Further, if specifically called for by any written agreement by the Agent, including a Terms Agreement, to purchase Notes as principal, the Agent’s obligations hereunder and under such agreement, shall be subject to such additional conditions, including those set forth in clauses (a), (b), (c), (d) and (e) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date (and any documents delivered pursuant to this paragraph shall address any applicable General Disclosure Package).

SECTION 6. Indemnification.

(a) Indemnification of Agent. (1) The Issuers, jointly and severally, agree to indemnify and hold harmless each Agent and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Issuers;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuers by any Agent expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Issuers, Directors and Officers. Each Agent severally agrees to indemnify and hold harmless the Issuers, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuers by the Agent expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by the Representative and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Issuers. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1) (ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Agent on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Issuers on the one hand and the Agent on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Issuers and the total commissions and underwriting discounts received by the Agents bear to the total sales price from the sale of the Notes to or through the Agent to the date of such liability.

The relative fault of the Issuers on the one hand and the Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuers and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Agent were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the commissions and underwriting discounts received by such agent in connection with the Notes sold by it from which such losses, liabilities, claims damages and expenses arise.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Agent’s Affiliates and selling agents shall have the same rights to contribution as such Agent, and each director of an Issuer, each officer of an Issuer who signed the Registration Statement, and each person, if any, who controls an Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuers. Each Agent’s respective obligations to contribute pursuant to this Section 7 are several in proportion to the total commissions and underwriting discounts received by such Agent relative to the total sales price from the sale of the Notes to or through such Agent to the date of such liability and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Issuers or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Agent or its Affiliates or selling agents, any person controlling any Agent, its officers or directors or any person controlling an Issuer, and (ii) delivery of and payment for the Notes.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Issuers may elect to suspend or terminate the offering of Notes under this Agreement at any time. The Issuers also (as to any one or more of the Agent) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Issuers, the Agent shall suspend or terminate the participation of any Selected Dealer under any applicable dealer agreement. Such actions may be taken, in the case of the Issuers, by giving prompt written notice of suspension to all of the Agents and by giving not less than 5 business days’ written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than 5 business days’ written notice of termination to the

Issuers and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Issuers but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Issuers shall have the obligations provided herein with respect to such Note or Notes. The Issuers shall promptly notify the other parties in writing of any such termination.

The Agent may terminate any agreement hereunder, as between itself and the Issuers, to purchase such Notes, immediately upon notice to the Issuers at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement, any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries the effect of which is such as to make it, in the judgment of the Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, (ii) since the date of such agreement, trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, (iii) a material disruption in the commercial banking or securities settlement or clearance services in the United States has occurred or a banking moratorium shall have been declared by Federal or New York State authorities, (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States the effect of which is such as to make it, in the judgment of the Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (v) since the date of such agreement (a) a downgrading shall have occurred in the rating accorded the Issuers’ debt securities by any nationally recognized statistical rating organization, or (b) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuers’ debt securities.

Any Terms Agreement shall be subject to termination in your absolute discretion on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

(b) Survival. If this Agreement is terminated, Section 4, Section 6, Section 7 and Section 8 hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Issuers but the time of delivery to the Agent of such Notes has not occurred, the provisions of all of Section 2 and Section 3 shall also survive until time of delivery.

In the event a proposed offering is not completed according to the terms of this Agreement, an Agent will be reimbursed by the Issuers only for out-of-pocket accountable expenses actually incurred by such Agent, and the Issuers shall remain responsible for such other expenses set forth in Section 4.

SECTION 10. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Issuers (and each employee, representative or other agent of the Issuers) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Issuers relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to Jefferies LLC. at 520 Madison Avenue, New York, New York 10022, Attention: Investment Grade Debt Capital Markets with a copy to the General Counsel, and notices to the Issuers shall be directed to the Company at 520 Madison Avenue, New York, New York 10022, Attention: Legal Department.

SECTION 12. No Advisory or Fiduciary Relationship. The Issuers acknowledge and agree that: (i) each purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering prices of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuers, on the one hand, and the Agent, on the other hand, and the Issuers are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Agent is, has been, and will be acting solely as a principal and is not the financial advisor or fiduciary of the Issuers or their affiliates, stockholders, creditors or employees or any other party; (iii) the Agent has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Issuers with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Issuers on other matters) and the Agent has no obligation to the Issuers with respect to the offerings contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Agent and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuers and that the Agent has no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the offerings contemplated hereby and the Issuers have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers and the Agent, or any of them, with respect to the subject matter hereof.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Agent and the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent and the Issuers and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agent and the Issuers and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuers a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Issuers in accordance with its terms.

Very truly yours, JEFFERIES GROUP LLC

By:
Name:
Title:

JEFFERIES GROUP CAPITAL FINANCE INC.

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written: JEFFERIES LLC Acting individually and as Representative

By:
Name:
Title:
Authorized Signatory

SCHEDULE A

Name of Agents

Jefferies LLC

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SCHEDULE B

Intentionally Omitted

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SCHEDULE C

Jefferies Group LLC

Jefferies Group Capital Finance Inc.

GLOBAL MEDIUM TERM NOTES

ADMINISTRATIVE PROCEDURES

Explained below are the administrative procedures and specific terms of the offering of Global Medium Term Notes (the “Notes”) on a continuous basis by Jefferies Group LLC, a Delaware limited liability company (the “Company”), and Jefferies Group Capital Finance Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Co-Issuer” and together with the Company, the “Issuers”) pursuant to the Distribution Agreement dated [●], 2016 (as may be amended from time to time, the “Distribution Agreement”) among the Issuers and Jefferies LLC (the “Agent”). The Notes may be issued as senior indebtedness (the “Senior Notes”) or subordinated indebtedness (the “Subordinated Notes”) of the Issuers, and as used herein the term “Notes” includes the Senior Notes and the Subordinated Notes. The Senior Notes will be issued pursuant to the provisions of a senior indenture dated as of [●], 2016 (as may be supplemented or amended from time to time, the “Senior Debt Indenture”), among the Issuers and The Bank of New York Mellon, as trustee. The Subordinated Notes will be issued pursuant to the provisions of a subordinated indenture, dated as of [●], 2016 (as may be supplemented or amended from time to time, the “Subordinated Debt Indenture”), among the Issuers and The Bank of New York Mellon, as trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.”

In the Distribution Agreement, the Agent has agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through the Agent, as agent of the Issuers. The Agent, as principal, may also purchase Notes for its own account, and the Issuers and the Agent will enter into a terms agreement (a “Notes Terms Agreement”), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by the Agent, as principal, unless otherwise specified in the applicable Notes Terms Agreement.

The Bank of New York Mellon will be the Registrar, Authenticating Agent and Paying Agent for the Senior Notes, and in each case, will perform the duties specified herein. The Bank of New York Mellon will be the Registrar Agent, Authenticating Agent and Paying Agent for the Subordinated Notes and in each case, will perform the duties specified herein.

Each Note will be represented by either (i) a Global Note (as defined below) delivered to The Bank of New York Mellon, as agent for The Depository Trust Company (“DTC”), and recorded in the book entry system maintained by DTC (a “Book-Entry Note”) or (ii) a certificate delivered to the holder thereof or a person designated by such holder (a “Certificated Note”). Except as set forth in the Indentures, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

Book-Entry Notes, which may be payable in either U.S. dollars or other specified currencies, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC’s operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof.

Unless otherwise defined herein, terms defined in the Indentures, the Notes or any prospectus supplement relating to the Notes shall be used herein as therein defined. The Issuers will advise the Agent in writing of the employees of the Issuers with whom the Agent is to communicate regarding offers to purchase Notes and the related settlement details.

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PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

In connection with the qualification of the Book-Entry Notes for eligibility in the book entry system maintained by DTC, The Bank of New York Mellon will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under DTC’s Operational Arrangements dated February 20, 2002, as amended from time to time, including by the Blanket Issuer Letter of Representations from the Issuers to DTC, dated as of [●] their obligations under a Medium-Term Note Certificate Agreement between The Bank of New York Mellon and DTC dated as of April 4, 1989, and their obligations as participants in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Issuance:	On any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, the Issuers will issue a single global Note in fully registered form without coupons (a “Global Note”) representing up to U.S. $500,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms. Each Global Note will bear an “Interest Accrual Date,” which will be (i) with respect to an original Global Note (or any portion thereof), its Original Issue Date and (ii) with respect to any Global Note (or any portion thereof) issued subsequently upon exchange of a Global Note, or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Global Note), regardless of the date of authentication of such subsequently issued Global Note. Book-Entry Notes may be payable in either U.S. dollars or other specified currencies. No Global Note will represent any Certificated Note.

Denominations:	Book-Entry Notes will be issued in principal amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or, if such Book-Entry Notes are issued in a currency other than U.S. dollars, principal amounts of such currency in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such currency), unless otherwise indicated in any applicable free writing prospectus, Term Sheet and Pricing Supplement. Global Notes will be denominated in principal amounts not in excess of U.S.$500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of U.S. $500,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each U.S. $500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Preparation of Pricing Supplement:	If any order to purchase a Book-Entry Note is accepted by or on behalf of the Issuers, the Issuers will prepare a free writing prospectus and/or Term Sheet, if applicable, and a pricing supplement (a “Pricing Supplement”) reflecting the terms of such Note. The Issuers (i) will arrange to file with the Commission an electronic format document, in the manner

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prescribed by the EDGAR Filer Manual, of such Term Sheet and Pricing Supplement in accordance with, in the case of any free writing prospectus and/or Term Sheet, Rule 433 under the Securities Act and, in the case of the Pricing Supplement, the applicable paragraph of Rule 424(b) under the Securities Act, (ii) will, with respect to each of the free writing prospectus and/or Term Sheet, if applicable, and the Pricing Supplement, as soon as possible and in any event not later than the date on which the applicable document is filed with the Commission, deliver the number of copies of such document to the Agent as the Agent shall request and (iii) will, on the Agent’s behalf, promptly file five copies of such Pricing Supplement with the Financial Industry Regulatory Authority, Inc. (the “FINRA”) or otherwise satisfy FINRA’s filing requirements. The Agent will cause the free writing prospectus and/or Term Sheet, if applicable, and the Pricing Supplement to be delivered, or otherwise made available, to the purchaser of the Note.

In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated free writing prospectus, Term Sheets, Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:	The receipt by the Issuers of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note representing such Note shall constitute “settlement” with respect to such Note. All orders accepted by the Issuers will be settled on the fifth Business Day pursuant to the timetable for settlement set forth below unless the Issuers and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement Procedures:	Settlement Procedures with regard to each Book-Entry Note sold by the Issuers to or through the Agent (unless otherwise specified pursuant to a Notes Terms Agreement), shall be as follows:

A.    The Agent will advise the Issuers by telephone that such Note is a Book-Entry Note and of the following settlement information:

1.     Principal amount.

2.     Maturity Date.

3.     In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note will pay interest annually or semiannually and whether such Note is an Amortizing Note, and, if so, the amortization schedule, or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

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4.     Redemption or repayment provisions, if any.

5.     Ranking.

6.     Settlement date and time (Original Issue Date).

7.     Interest Accrual Date.

8.     Price.

9.     Agent’s commission, if any, determined as provided in the Distribution Agreement.

10.   Specified Currency.

11.   Whether the Note is an Original Issue Discount Note (an “OID Note”), and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

12.   Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial Maturity Date, the Final Maturity Date, the Election Dates and the Maturity Extension Dates.

13.   Whether the Issuers have the option to reset the Spread or Spread Multiplier of the Note.

14.   Whether the Note is an Optionally Exchangeable Note, a Mandatorily Exchangeable Note, or any form of exchangeable Note.

15.   Any other applicable provisions.

B.    The Issuers will advise The Bank of New York Mellon by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in “Settlement Procedures” “A” above, as applicable, such advice to contain a representation as to the aggregate principal amount of Notes permitted to be issued hereunder after such issuance. The Bank of New York Mellon will then assign a CUSIP number to the Global Note representing a Note and will notify the Issuers and the Agent of such CUSIP number(s) by telephone as soon as practicable, except that for Optionally Exchangeable and Mandatorily Exchangeable Notes the Agent will obtain a CUSIP number for the Global Note representing such Note and will notify the Issuers and The Bank of New York Mellon of such CUSIP number(s) by telephone as soon as practicable.

Sch C-4

C.    The Bank of New York Mellon will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC, the Agent and Standard & Poor’s Corporation:

1.     The information set forth in “Settlement Procedure” “A” above, as applicable.

2.     The Initial Interest Payment Date for the Notes, the number of days by which such date succeeds the related DTC Record Date and, if known, amount of interest payable on such Initial Interest Payment Date.

3.     The CUSIP number of the Global Note.

4.     Whether the Global Note will represent any other Book-Entry Note (to the extent known at such time).

5.     Whether any Note is an Amortizing Note (by an appropriate notation in the comments field of DTC’s Participant Terminal System).

6.     The number of Participant accounts to be maintained by DTC on behalf of the Agent and The Bank of New York Mellon.

D. The Bank of New York Mellon will, as applicable, authenticate, complete and deliver the Global Note representing the Note.

E. DTC will credit such Note to The Bank of New York Mellon’s participant account at DTC.

F.    The Bank of New York Mellon will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit the Note to The Bank of New York Mellon’s participant account and credit such Note to the Agent’s participant account and (ii) debit the Agent’s settlement account and credit The Bank of New York Mellon’s settlement account for an amount equal to the price of such Note less the Agent’s commission, if any. The entry of such a deliver order shall constitute a representation and warranty by The Bank of New York Mellon to DTC that (a) the Global Note representing a Book-Entry Note has been issued and authenticated and (b) The Bank of New York Mellon is holding such Global Note pursuant to the Medium-Term Note Certificate Agreement between The Bank of New York Mellon and DTC.

G.    Unless the Agent is the end purchaser of a Note, the Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Agent’s participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note.

H.    Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

Sch C-5

I.     The Bank of New York Mellon will credit to the account of the Issuers maintained at The Bank of New York Mellon, New York, New York, in funds available for immediate use in the amount transferred to The Bank of New York Mellon in accordance with “Settlement Procedure” “F”.

J.     Unless the Agent is the end purchaser of the Note, the Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

K.    Monthly, The Bank of New York Mellon will send to the Issuers a statement setting forth the principal amount of Notes outstanding as of that date under the Indentures and setting forth a brief description of any sales of which the Issuers have advised The Bank of New York Mellon that have not yet been settled.

Settlement Procedures Timetable:	For sales by the Issuers of Book-Entry Notes to or through the Agent (unless otherwise specified pursuant to a Notes Terms Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “J” set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

Settlement Procedure	Time

A	11:00 A.M. on the sale date

B	12:00 Noon on the sale date

C	2:00 P.M. on the sale date

D	9:00 A.M. on the settlement date

E	10:00 A.M. on the settlement date

F-G	2:00 P.M. on the settlement date

H	4:45 P.M. on the settlement date

I-J	5:00 P.M. on the settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B” and “C” shall be completed as soon as practicable but no later than 11:00 A.M., 12 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that “Settlement Procedure” “A” is completed, “Settlement Procedure” “B” and “C” shall be completed as soon as such rate

Sch C-6

has been determined but no later than 12 Noon and 2:00 P.M., respectively, on the first Business Day before the settlement date. “Settlement Procedure” “H” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or canceled, The Bank of New York Mellon, after receiving notice from the Issuers or the Agent, will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:

If The Bank of New York Mellon fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to “Settlement Procedure” “F”, The Bank of New York Mellon may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to The Bank of New York Mellon’s participant account, provided that The Bank of New York Mellon’s participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, The Bank of New York Mellon will mark such Global Note “canceled,” make appropriate entries in The Bank of New York Mellon’s records and send such canceled Global Note to the Issuers. The CUSIP number assigned to such Global Note shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor’s Corporation, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, The Bank of New York Mellon will exchange such Global Note for two Global Notes, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “F” and “G”, respectively. Thereafter, The Bank of New York Mellon will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, The Bank of New York Mellon will provide, in accordance with Settlement Procedures “D” and “F”, for the authentication and issuance of a Global Note representing the Book-Entry Notes to be represented by such Global Note and will make appropriate entries in its records.

Sch C-7

PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

The Bank of New York Mellon will serve as registrar in connection with the Certificated Notes.

Issuance:	Each Certificated Note will be dated and issued as of the date of its authentication by The Bank of New York Mellon. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its Original Issue Date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Original Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Preparation of Pricing Supplement:

If any order to purchase a Certificated Note is accepted by or on behalf of the Issuers, the Issuers will prepare a pricing supplement (a “Pricing Supplement”) reflecting the terms of such Note. The Issuers (i) will arrange to file with the Commission an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Pricing Supplement and of any Term Sheet in accordance with, in the case of the Pricing Supplement, the applicable paragraph of Rule 424(b) under the Securities Act and, in the case of any Term Sheet, Rule 433 under the Securities Act, (ii) will, with respect to each of the Term Sheet, if applicable, and the Pricing Supplement, as soon as possible and in any event not later than the date on which the applicable document is filed with the Commission, deliver the number of copies of such document to the Agent as the Agent shall request and (iii) will, on the Agent’s behalf, promptly file five copies of such Pricing Supplement with the Financial Industry Regulatory Authority, Inc. (the “FINRA”) or otherwise satisfy FINRA’s filing requirements. The Agent will cause the Term Sheet, if applicable, and the Pricing Supplement to be delivered, or otherwise made available, to the purchaser of the Note.

In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated free writing prospectuses, Term Sheets, Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:	The receipt by the Issuers of immediately available funds in exchange for an authenticated Certificated Note delivered to the Agent and the Agent’s delivery of such Note against receipt of immediately available funds shall constitute “settlement” with respect to such Note. All offers accepted by the Issuers will be settled on or before the fifth Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Issuers and the purchaser agree to settlement on another date.

Sch C-8

Settlement Procedures:	Settlement Procedures with regard to each Certificated Note sold by the Issuers to or through the Agent (unless otherwise specified pursuant to a Notes Terms Agreement) shall be as follows:

A.    the Agent will advise the Issuers by telephone that such Note is a Certificated Note and of the following settlement information:

1.     Name in which such Note is to be registered (“Registered Note Owner”).

2.     Address of the Registered Note Owner and address for payment of principal and interest.

3.     Taxpayer identification number of the Registered Note Owner (if available).

4.     Principal amount.

5.     Maturity Date.

6.     In the case of a Fixed Rate Certificated Note, the Interest Rate, whether such Note will pay interest annually or semiannually and whether such Note is an Amortizing Note and, if so, the amortization schedule, or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

7.     Redemption or repayment provisions, if any.

8.     Ranking.

9.     Settlement date and time (Original Issue Date).

10.   Interest Accrual Date.

11.   Price.

12.   Agent’s commission, if any, determined as provided in the Distribution Agreement.

13.   Denominations.

14.   Specified Currency.

15.   Whether the Note is an OID Note, and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and if so, the Issue Price).

Sch C-9

16.   Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial Maturity Date, the Final Maturity Date, the Election Dates and the Maturity Extension Dates.

17.   Whether the Issuers have the option to reset the Spread or Spread Multiplier of the Note.

18.   Whether the Note is an Optionally Exchangeable Note, a Mandatorily Exchangeable Note, or any form of exchangeable Note.

19.   Any other applicable provisions.

B.    The Issuers will advise The Bank of New York Mellon by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure “A” above, as applicable, such advice to contain a representation as to the aggregate principal amount of Notes permitted to be issued hereunder after such issuance.

C.    The Issuers will have delivered to The Bank of New York Mellon a pre-printed four-ply packet for each Note which packet will contain the following documents in forms that have been approved by the Issuers, the Agent and the Trustee, as applicable:

1.     Note with customer confirmation.

2.     Stub One - For The Bank of New York Mellon.

3.     Stub Two - For the Agent.

4.     Stub Three - For the Issuers.

D.    The Bank of New York Mellon will authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the Agent. The Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to The Bank of New York Mellon. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Agent for payment to the account of the Issuers at The Bank of New York Mellon, New York, New York, or to such other account as the Issuers shall have specified to the Agent and The Bank of New York Mellon in funds available for immediate use, of an amount equal to the price of such Note less the Agent’s commission, if any. In the event that the instructions given by the Agent for payment to the account of the Issuers are revoked, the Issuers will as promptly as possible wire transfer to the account of the Agent an amount of immediately available funds equal to the amount of such payment made.

E.    Unless the Agent is the end purchaser of such Note, the Agent will deliver such Note (with confirmation) to the customer against payment in immediately payable funds. The Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

Sch C-10

F.    The Bank of New York Mellon will send Stub Three to the Issuers by first-class mail. Periodically, The Bank of New York Mellon will also send to the Issuers a statement setting forth the principal amount of the Notes outstanding as of that date under each Indenture and setting forth a brief description of any sales of which the Issuers have advised The Bank of New York Mellon that have not yet been settled.

Settlement Procedures Timetable:	For sales by the Issuers of Certificated Notes to or through the Agent (unless otherwise specified pursuant to a Notes Terms Agreement), Settlement Procedures “A” through “F” set forth above shall be completed on or before the respective times in New York City set forth below:

Settlement Procedure	Time

A	2:00 P.M. on day before settlement date

B	3:00 P.M. on day before settlement date

C-D	2:15 P.M. on settlement date

E	3:00 P.M. on settlement date

F	5:00 P.M. on settlement date

Failure to Settle:	If a purchaser fails to accept delivery of and make payment for any Certificated Note, the Agent will notify the Issuers and The Bank of New York Mellon by telephone and return such Note to The Bank of New York Mellon. Upon receipt of such notice, the Issuers will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited thereto in respect to such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Issuers will reimburse the Agent or The Bank of New York Mellon, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Issuers. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, The Bank of New York Mellon will mark such Note “canceled,” make appropriate entries in The Bank of New York Mellon’s records and send such Note to the Issuers.

Sch C-11

SCHEDULE D

TERMS AGREEMENT

                             , 20

Jefferies Group LLC & Jefferies Group Capital Finance Inc. Terms Agreement

Jefferies Group LLC

Jefferies Group Capital Finance Inc.

520 Madison Avenue

New York, New York 10022

Attention:

Re:	Distribution Agreement dated [●], 2016 (the “Distribution Agreement”)

The undersigned agrees to purchase your Global Medium Term Notes, Series A [specified designation] (the “Notes”) having the terms set forth below. The offering of the Notes will be made pursuant to a Prospectus dated [●], 2016, as supplemented by a Prospectus Supplement dated [●], 2016 [,] [and] [a preliminary Pricing Supplement No. [        ] dated [                    ]][,] [and] [a free writing prospectus dated [                    ]][,] [and] [a Term Sheet dated [                    ]] (collectively, the “General Disclosure Package”). The Notes are expected to have the terms set forth below, but the final terms of the Notes will be those set forth in the General Disclosure Package.

All Notes	Fixed Rate Notes	Floating Rate Notes
Principal Amount:	Interest Rate:	Base Rate:
Purchase Price:	Applicability of Modified Payment upon Acceleration:	Index Maturity:
Price to Public:	If yes, state issue price:	Index Currency:
Settlement Date and Time:	Amortization Schedule:	Spread (Plus or Minus):
Place of Delivery:	Applicability of Annual Interest Payments:	Spread Multiplier:
Specified Currency:	Denominated Currency (if any):	Alternate Rate Event Spread:
Original Issue Date:	Indexed Currency or Currencies (if any):	Initial Interest Rate:
Interest Accrual Date:	Payment Currency (if any):	Initial Interest Reset Date:
Interest Payment Dates:	Exchange Rate Agent (if any):	Interest Reset Dates:
Interest Payment Period:	Reference Dealers:	Interest Reset Period:

Sch D-1

All Notes	Fixed Rate Notes	Floating Rate Notes
Maturity Date:	Face Amount (if any):	Maximum Interest Rate:
Optional Repayment Date(s):	Fixed Amount of each Indexed Currency (if any):	Minimum Interest Rate:
Optional Redemption Date(s):	Aggregate Fixed Amount of each Indexed Currency (if any):	Calculation Agent:
Initial Redemption Date:	Applicability of Issuer’s Option to Extend Original Maturity Date:	Reporting Service:
Initial Redemption Percentage:	If yes, state Final Maturity Date:	Variable Rate Renewable Notes:
Annual Redemption Percentage Reduction:		Redemption Dates:
Ranking:		Redemption Percentage:
Minimum Denominations:		Initial Maturity Date:
Other Provisions:		Final Maturity Date:
Applicability of Issuer’s Option to Reset Spread or Spread Multiplier:

The provisions of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 4, 6, 11, 14 and 15 of the Distribution Agreement shall survive for the purposes of this Agreement.

The following information, opinions, certificates, letters and documents referred to in Section 3 of the Distribution Agreement will be required:                         .

JEFFERIES LLC

By:
Name:
Title:

Accepted: JEFFERIES GROUP LLC

By:
Name:
Title:

JEFFERIES GROUP CAPITAL FINANCE INC.

By:
Name:
Title:

Sch D-2

SCHEDULE E

Filed under Rule 424(b)(3), Registration Statement No. 333-[●]

Pricing Supplement No.              – dated                     ,                      , 201[●] (To: Prospectus Dated [●], 201[●])

Jefferies Group LLC

Jefferies Group Capital Finance Inc.

520 Madison Avenue

New York, New York 10022

Jefferies Group LLC

Jefferies Global Medium Term Notes, Series A

Prospectus dated [●]      201[●]

CUSIP Number	Price to Public	Selling Commission	Coupon Rate (Fixed)	Coupon Frequency	Maturity Date

1st Coupon Date	1st Coupon Amount	Survivor’s Option	Aggregate Principal Amount	Net Proceeds	Product Ranking

		YES			SENIOR

Redemption Information:

Offering Dates:

Trade Date:

Settlement Date:

Minimum Denominations/Increments:

Initial trades settle flat and clear SDFS:	DTC Book-Entry Only:

DTC Number:

Lead Agent:	Jefferies LLC

Agents:

Other Terms:

Sch E-1

Exhibit A

FORM OF OPINION OF ISSUERS’ COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(c)

(i) The Company and the Subsidiary are validly existing in good standing under the laws of the jurisdiction in which they are formed or incorporated with full power and authority to own or lease, as the case may be, and to operate their properties and conduct their business as described in the Prospectus, and the Company and the Subsidiary are in good standing and duly qualified to do business under the laws of each jurisdiction that requires such qualification of the Company or the Subsidiary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. The Co-Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is in standing and duly qualified to do business under the laws of each jurisdiction that requires such qualification of the Co-Issuer, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(ii) All the outstanding shares of capital stock of the Co-Issuer have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Co-Issuer are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance.

(iii) The Indentures conform in all material respects to the descriptions thereof contained in the Prospectus.

(iv) The Indentures have been duly authorized and have been duly qualified under the 1939 Act, and, when executed and delivered, will constitute legal, valid and binding instruments enforceable against the Issuers in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Agents pursuant to this Agreement, will constitute legal, valid and binding obligations.

Ex A-1

(v) (A) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers or any of their subsidiaries or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document required to be filed as an exhibit thereto that is not filed as required.

(B) The statements included or incorporated by reference in (I) the Prospectus under the headings “Description of the Notes” and “Description of Securities We May Offer – Debt Securities” and (II) the Company’s Annual Report on Form 10-K for the year ended November 30, 2015 under the headings “Part I - Item 1. Business - Regulation” and “Part I - Item 3. - Legal Proceedings” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or proceedings.

(C) The statements set forth in the Prospectus under the heading “Material United States Federal Income Tax Considerations”, insofar as such statements purport to describe certain federal tax laws of the United States, are accurate and complete in all material respects.

(vi) The Registration Statement has become effective under the 1933 Act; any required filing of each prospectus relating to the Notes (including the Prospectus, any preliminary prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (including without limitation each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) or the 1933 Act Regulations) (other than the financial statements and other financial or statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the 1939 Act and the respective rules thereunder.

(vii) This Agreement has been duly authorized, executed and delivered by the Issuers.

(viii) Each of the Issuers is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ix) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act, the 1939 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Agents in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained.

(x) Neither the execution and delivery of the Indentures, the issue and sale of the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of

Ex A-2

any lien, charge or encumbrance upon any property or assets of the Issuers or their subsidiaries pursuant to, (i) the charter or by-laws of the Issuers or the Subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument, known to such counsel, to which the Issuers or their subsidiaries are a party or bound or to which their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuers or their subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuers or their subsidiaries or any of their properties, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (x) (if any), have a material adverse effect on the condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Representative and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Issuers and public officials.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants of the Company and representatives of the Agent at which the contents of the Original Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Original Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (iii) and (v) above), such counsel has no reason to believe that the Original Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Forms T-1, as to which such counsel need make no statement), at the time such Original Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Registration Statement (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Forms T-1, as to which such counsel need make no statement), at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Forms T-1, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Settlement Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, nothing has come to such counsel’s attention that would lead such counsel to believe that the General Disclosure Package, other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement, as of the Time of Acceptance, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

Ex A-3